    As filed with the Securities and Exchange Commission on August 12, 2003
                                                 Registration No. 333-

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                       TRANSACT TECHNOLOGIES INCORPORATED
             (Exact name of registrant as specified in its charter)

                   Delaware                        06-1456680
       (State or other jurisdiction of          (I.R.S. Employer
        incorporation or organization)          Identification No.)

                               ------------------

    7 Laser Lane, Wallingford, Connecticut            06492
   (Address of Principal Executive Offices)         (Zip Code)


      TransAct Technologies Incorporated Non-Employee Directors' Stock Plan
                            (Full title of the plan)

                               ---------------------

                                 Richard L. Cote
   Executive Vice President, Chief Financial Officer, Secretary and Treasurer
                       TransAct Technologies Incorporated
                                  7 Laser Lane
                         Wallingford, Connecticut 06492
                     (Name and address of agent for service)

                              ---------------------

                                 (203) 269-1198
          (Telephone number, including area code, of agent for service)

                              ---------------------

                                    Copy to:

                              Donna L. Brooks, Esq.
                              Shipman & Goodwin LLP
                                One American Row
                           Hartford, Connecticut 06103
                                 (860) 251-5000

                             ----------------------


                         CALCULATION OF REGISTRATION FEE

================================================================================

                                                            Proposed             Proposed
                                       Amount               Maximum               Maximum
     Title of Securities               to be             Offering Price          Aggregate           Amount of
       to be Registered              Registered          per Share (1)        Offering Price      Registration Fee
------------------------------- --------------------- --------------------- -------------------- -------------------
Common Stock, par value
$0.01......................        110,000 shares           $12.45               $1,369,500           $110.79
====================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 based on the average of the bid and asked prices reported on the Nasdaq SmallCap Market on August 11, 2003.
--------------------------------------------------------------------------------
Pursuant to Rule 429 under the Securities Act of 1933, the prospectus relating to the securities registered under this Registration Statement also relates to Registration Statement No. 333-32705, filed August 1, 1997, and Registration Statement No. 333-49530, filed November 8, 2000.
================================================================================

             STATEMENT PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

       This Registration Statement relates to the registration of additional shares of Common Stock, par value $0.01 per share, of TransAct Technologies Incorporated, the same class of securities as registered on Form S-8 for TransAct Technologies Incorporated Non-Employee Directors' Stock Plan, Registration Statements No. 333-32705 and No. 333-49530. The contents of the prior Registration Statements are incorporated in this Registration Statement by reference.

                                   SIGNATURES

       Pursuant to requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wallingford, State of Connecticut, on this 12th day of August, 2003.

                                       TRANSACT TECHNOLOGIES INCORPORATED

                                       By: /s/ Bart C. Shuldman
                                           -----------------------------------
                                           Bart C. Shuldman
                                           Chairman of the Board, President
                                           and Chief Executive Officer

                                POWER OF ATTORNEY

       Know All Persons by These Presents, that each person whose signature appears below constitutes and appoints Bart C. Shuldman and Richard L. Cote and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including, without limitation, post-effective amendments and any amendment(s) or registration statement(s) increasing the amount of securities for which registration is being sought) to this registration statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, of their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                               ------------------

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                       Title                            Date
    ---------                       -----                            ----

 /s/Bart C. Shuldman      Chairman of the Board, President,      August 12, 2003
 ---------------------    Chief Executive Officer and Director
    Bart C. Shuldman      (Principal Executive Officer)


 /s/Richard L. Cote       Executive Vice President, Chief        August 12, 2003
----------------------    Financial Officer, Secretary,
    Richard L. Cote       Treasurer and Director
                          (Principal Financial Officer)


 /s/Thomas R. Schwarz     Director                               August 12, 2003
----------------------
    Thomas R. Schwarz

 /s/Graham Y. Tanaka      Director                               August 12, 2003
----------------------
    Graham Y. Tanaka

 /s/Charles A. Dill       Director                               August 12, 2003
----------------------
    Charles A. Dill

 /s/Jeffrey T. Leeds      Director                               August 12, 2003
----------------------
    Jeffrey T. Leeds

 /s/Steven A. DeMartino   Senior Vice President, Finance and     August 12, 2003
-----------------------   Information Technology
    Steven A. DeMartino   (Principal Accounting Officer)

                                  EXHIBIT INDEX

Exhibit No.                        Description
-----------                        -----------

     5.1 Opinion of Shipman & Goodwin LLP as to the legality of the securities being registered.

    23.1         Consent of Shipman & Goodwin LLP (included in Exhibit 5.1).

    23.2         Consent of PricewaterhouseCoopers LLP.

    99.1 TransAct Technologies Incorporated Non-Employee Directors' Stock Plan, as amended.